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                                                                    EXHIBIT 23.5



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-6919 of Metrocall, Inc. on Form S-4 of our report dated February 28, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference of our reports dated February 28, 1996, included in the Annual Report on Form 10-K of A+ Network, Inc. for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 3, 1996